As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-169131

Registration No. 333-176325

Registration No. 333-176327

Registration No. 333-190545

Registration No. 333-195590

Registration No. 333-198816

Registration No. 333-238876

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-169131

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-176325

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-176327

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-190545

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-195590

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-198816

Post-Effective Amendment No. 1 to Form S–3 Registration Statement No. 333-238876

UNDER THE SECURITIES ACT OF 1933

GLU MOBILE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

875 Howard Street, Suite 100

San Francisco, California 94103

(Address of Principal Executive Offices)  (Zip Code)

Scott Leichtner
Vice President
Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
(415) 800-6100
(Name and Address of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements on Form S-3 and Form S-3ASR (each, a “Registration Statement,” and collectively, the “Registration Statements”) of Glu Mobile Inc., a Delaware corporation (the “Registrant”):

•                  Registration Statement on Form S-3 (No. 333-169131), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2010, as amended by Amendment No. 1 thereto, filed with the SEC on October 18, 2010, registering the resale of up to 20,242,500 shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”), by the selling stockholders named in the prospectus therein.

•                  Registration Statement on Form S-3 (No. 333-176325), filed with the SEC on August 15, 2011, as amended by Amendment No. 1 thereto, filed with the SEC on September 19, 2011, Amendment No. 2 thereto, filed with the SEC on October 14, 2011, and Amendment No. 3 thereto, filed with the SEC on November 4, 2011, registering the resale of up to 6,106,015 shares of Common Stock by the selling stockholder named in the prospectus therein.

•                  Registration Statement on Form S-3 (No. 333-176327), filed with the SEC on August 15, 2011, as amended by Amendment No. 1 thereto, filed with the SEC on September 19, 2011, Amendment No. 2 thereto, filed with the SEC on October 14, 2011, and Amendment No. 3 thereto, filed with the SEC on November 4, 2011, registering the resale of up to 1,000,000 shares of Common Stock by the selling stockholders named in the prospectus therein.

•                  Registration Statement on Form S-3 (No. 333-190545), filed with the SEC on August 9, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on September 27, 2013, registering the resale of up to 3,333,333 shares of Common Stock by the selling stockholder named in the prospectus therein.

•                  Registration Statement on Form S-3 (No. 333-195590), filed with the SEC on April 30, 2014, as amended by Pre-Effective Amendment No. 1 thereto, filed with the SEC on May 12, 2014, and Pre-Effective Amendment No. 2 thereto, filed with the SEC on May 13, 2014, registering an indeterminate number of shares of Common Stock, shares of preferred stock, par value $0.0001 per share, of the Registrant (“Preferred Stock”), debt securities warrants to purchase Common Stock, Preferred Stock or debt securities of the Registrant, subscription rights to purchase Common Stock, Preferred Stock or debt securities of the Registrant, and units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant, with a maximum aggregate offering price of all securities issued under this Registration Statement not to exceed $150,000,000.

•                  Registration Statement on Form S-3 (No. 333-198816), filed with the SEC on September 18, 2014, as amended by Amendment No. 1 thereto, filed with the SEC on November 4, 2014, registering the resale of up to 9,982,886 shares of Common Stock by the selling stockholders named in the prospectus therein.

•                  Registration Statement on Form S-3ASR (No. 333-238876), filed with the SEC on June 2, 2020, registering an indeterminate number of shares of Common Stock.

On April 29, 2021, Electronic Arts Inc., a Delaware corporation (“Electronic Arts”), completed the merger contemplated by the Agreement and Plan of Merger, dated as of February 8, 2021 (the “Merger Agreement”), by and among Electronic Arts, the Registrant and Giants Acquisition Sub, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Electronic Arts (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Electronic Arts (the “Merger”).

In connection with the consummation of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements. In addition, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered under the Registration Statements but not sold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 30, 2021.

Glu Mobile Inc.

By:	/s/ Scott Leichtner
Scott Leichtner
Vice President

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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